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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                               AVC HOLDING CORP.


                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------


     1.1  Annual Meeting. The annual meeting of the stockholders shall be held,
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at such place within or without the state of incorporation as may be designated by the Board of Directors, on such date and at such time as shall be designated each year by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting.

     1.2  Special Meetings. Special meetings of the stockholders may be called
          ----------------
by the President or a majority of the Board of Directors. The place of said meetings shall be designated by the directors. The business transacted at special meetings of the stockholders of the Corporation shall be confined to the business stated in the notice given to the stockholders.

     1.3  Notice of Stockholder Meetings. Written or printed notice of
          ------------------------------
stockholders meetings shall state the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting; notice may be communicated in person, by mall or private carrier or by other means of written communication by or at the direction of the President, Secretary, officer, or person calling the meeting to each stockholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting; provided, however, that any such notice may
                                     --------  -------
be waived in writing, either prior to or subsequent to such meeting.

     1.4  Advance Notice Requirements. The provisions of this Section 1.4 are in
          ---------------------------
addition to and do not waive, any standards in effect under applicable federal or state law regarding stockholder proposals.

     (a) At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the President, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or President, or (iii) brought before the meeting by a stockholder in accordance with these Bylaws.
For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given
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timely notice thereof of in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the meeting was mailed or such public disclosure was made. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder as of the record date of the meeting (if such record date is publicly available) and as of the date of the notice, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.4a. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting and in accordance with the provisions of this Section 1.4(a), and if he shall so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (b) Notwithstanding anything to the contrary set forth in these Bylaws, including the provisions of Section 1.4(a), only persons who are nominated in accordance with the procedures set forth in this Section 1.4(b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.4(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to written notice timely made in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation within the time periods specified in Section 1.4(a). Such notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (w) the name age, business address and residence address of such person, (x) the principal occupation or employment of such person (y) the class and number of shares of the Corporation which are beneficially owned by such person as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, and (z) any other information relating to such person that is required to be disclosed in solicitations of proxy for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and
(ii) as to the stockholder giving notice (y) the name and address, as they appear on the Corporation's books, of such stockholder, and (z) the class and number of shares of the Corporation which are beneficially owned by such stockholder as of the record date of the meeting (if such record date is publicly available) and as of the date of such notice. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation

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that information required to be set forth in a stockholder's notice of nomination that pertains to a nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedure set forth in this Section 1.4(b). The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      1.5  Quorum Requirements. A majority of the shares entitled to vote,
           -------------------
 present in person or represented by proxy, shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Certificate of Incorporation or Bylaws or by the laws of Delaware, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

      1.6  Voting and Proxies.  Every stockholder entitled to vote at a meeting
           -------------------
 may do so either in person or by proxy appointment made by an instrument in writing subscribed by such stockholder which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the said instrument expressly provides for a longer period.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

     2.1  Qualification and Election.  Directors need not be stockholders or
          --------------------------
residents of this State, but must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the stockholders or at a special meeting of the stockholders called for that purpose. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor shall been elected and qualified.

     2.2  Number.  The Board of Directors shall consist of not less than three
          ------
(3) nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be
                             -------- --------
increased from time to time reflect the rights of holders of preferred stock to elect directors in accordance with the terms of the Certificate of Incorporation or of the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock.

     2.3  Classes.  The Board of Directors shall be divided into three classes,
          -------
designated Class 1, Class 2 and Class 3. Each class shall consist, an nearly as may be possible of one-third of the number of directors constituting the Board of Directors. The term of office for Class I

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directors will first expire at the first annual meeting of stockholders; the term of office of Class 2 directors will first expire at the second annual meeting of stockholders; and the term of office of Class 3 directors will first expire at the third annual meeting of stockholders, and in each case until their successors are duly elected and qualified. At each annual meeting of stockholders commencing with the first annual meeting of stockholders, successors to the class of directors whose terms expire at the annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Except as otherwise provided herein or in the Certificate of Incorporation, increases in the size of the Board of Directors shall be distributed among the classes so as to render the class as nearly equal in size as practicable. Whenever the holders of preferred stock issued pursuant to the Certificate of Incorporation or the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock shall have the right, voting as a separate class, to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of the Certificate of Incorporation or such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to this Section 2.3 unless expressly so provided therein.

     2.4  Meetings.  The annual meeting of the Board of Directors shall be held
          --------
immediately after the adjournment of the annual meeting of the stockholders at which time the officers of the Corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the Chairman of the Board, President, or any two directors. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such a meeting.

     2.5  Notice of Directors' Meetings.  The annual and all regular Board
          -----------------------------
meetings may be hold without notice of the date, time, place or purpose of the meeting. Special meetings shall be hold upon notice sent by any usual means of communication not less than twenty-four (24) hours before the meeting noting the date, time and place of the meeting. The notice need not describe the purposes of the special meeting. Attendance by a director at a meeting or subsequent execution or approval by a director of the minutes of a meeting or a consent action shall constitute a waiver of any defects in notice of such meeting and/or consent action.

     2.6  Quorum and Vote. The presence of a majority of the directors shall
          ---------------
constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed thirty (30) days in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the Certificate of Incorporation, these Bylaws, or by the laws of Delaware.

     2.7  Executive, Audit and other Committees.  The Board of Directors. by a
          -------------------------------------
resolution adopted by a majority of its members, may designate an executive committee, consisting of two

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or more directors, an audit committee, a majority of the members of which shall be independent directors, and other committees, consisting of two or more persons, who may or may not be directors, and may delegate to such committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation.


                                  ARTICLE III

                                    OFFICERS
                                    --------

     3.1  Number.  The Corporation shall have a President, a Secretary, and such
          ------
other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     3.2  Election and Term.  The officers shall be elected by, and shall hold
          -----------------
office at the pleasure of, the Board of Directors.

     3.3  Duties.  All officers shall have such authority and perform such
          ------
duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.


                                   ARTICLE IV

                      RESIGNATIONS, REMOVAL AND VACANCIES
                      -----------------------------------

     4.1  Resignations.  Any officer or director may resign at any time by
          ------------
giving written notice to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

     4.2  Removal of Officers.  Any officer or agent may be removed at any time
          -------------------
with or without cause by the Board of Directors.

     4.3  Removal of Directors.  Any or all of the directors may be removed at
          --------------------
any time for "cause" by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Cause, for purposes of these Bylaws, shall be: (i) any fraudulent or dishonest act or activity by the director; or (ii) behavior materially detrimental to the business of the Corporation.

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     4.4  Vacancies. Newly created directorships resulting from an increase in
          ---------
the number of directors and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors remaining in office, even if less then a quorum exists; provided, however, that any vacancy created by removal of a
               --------  -------
director pursuant to Section 4.3 may be filled by action of the stockholders taken at the same meeting at which the vacancy was created, such action to be taken upon the affirmative vote of the holders of not less than a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote in the election of directors, voting as a single class.


                                   ARTICLE V

                                 CAPITAL STOCK
                                 -------------

     5.1  Stock Certificates.  Every stockholder shall be entitled to a
          ------------------
 certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board, such certificates shall be signed by the President and the Secretary of the Corporation, however, any or all of those signatures may be a facsimile. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it has actual or other notice thereof, except as provided by law.

     5.2  Transfer Of Shares.  Shares of stock may be transferred on the books
          ------------------
 of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any stockholder agreement.

     5.3  Loss, Theft or Destruction of Certificates.  In the case of the loss,
          ------------------------------------------
 theft, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.


                                   ARTICLE VI

                               ACTION BY CONSENT
                               -----------------

     6.1  Directors.  Whenever the directors are required or permitted to take
          ---------
 any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon, and such action shall be as valid and effective as any action taken at a regular or special meeting of the directors.

     6.2  Stockholders.  Any action required or permitted to be taken by the
          ------------
holders of the issued and outstanding stock of the Corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with law, the Certificate of Incorporation and these Bylaws, and not by the consent in writing of such stockholders or any of

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

them; provided, however, that holders of shares of any series of the
      --------  -------
Corporation's preferred stock may exercise the special voting rights, if any, of such series to elect directors upon the occurrence of certain events specified in the Certificate of Incorporation or in the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for issue of any series of preferred stock pursuant to the Certificate of Incorporation, in any manner now or hereafter permitted by the Certificate of Incorporation or the General Corporation Law of the State of Delaware.


                                  ARTICLE VII

                              AMENDMENT OF BYLAWS
                              -------------------

     These Bylaws may be amended, added to or repealed by an affirmative vote of at least 66-2/3% of either (1) the shares of the Corporation's capital stock entitled to vote thereon, or (2) the Board of Directors.


                                  ARTICLE VIII

                                  FISCAL YEAR
                                  -----------

     The fiscal year for the Corporation shall be fixed from time to time by the Board of Directors.


                                 CERTIFICATION

     I certify that these Amended and Restated Bylaws were adopted by the stockholders of the Corporation on the ____ day of ____________, 1998.




                                      ------------------------------
                                      John Stoddard
                                      Secretary



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